Exhibit 99.17

THE BOARD OF TRUSTEES OF THE PRUDENTIAL SERIES FUND

RECOMMENDS A VOTE “FOR” THE PROPOSAL

NOTE:  YOUR VOTING INSTRUCTION FORM IS NOT VALID UNLESS IT IS SIGNED.
PLEASE BE SURE TO SIGN YOUR VOTING INSTRUCTION FORM BELOW

VOTE TODAY BY MAIL OR

TOUCH-TONE PHONE

CALL TOLL-FREE 1-888-221-0697

[INSURANCE COMPANY NAME PRINTS HERE]

SP PIMCO TOTAL RETURN PORTFOLIO

OF

THE PRUDENTIAL SERIES FUND

Special Meeting of Shareholders — October 29, 2009

VOTING INSTRUCTIONS FORM

VOTING INSTRUCTIONS ARE HEREBY SOLICITED BY THE ABOVE-REFERENCED INSURANCE COMPANY (THE “COMPANY”) AND THE BOARD OF TRUSTEES OF THE PRUDENTIAL SERIES FUND (THE “FUND”) IN CONNECTION WITH A SPECIAL MEETING OF SHAREHOLDERS OF THE SP PIMCO TOTAL RETURN PORTFOLIO (THE “PORTFOLIO”) OF THE FUND TO BE HELD ON OCTOBER 29, 2009 AT 10:30 A.M. EASTERN TIME AT THE OFFICES OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, GATEWAY CENTER THREE, 4th FLOOR, 100 MULBERRY STREET, NEWARK, NEW JERSEY 07102.

I (we) the undersigned hereby instruct the above-referenced Insurance Company to vote the Portfolio shares to which I (we) the undersigned am (are) entitled to give instructions as indicated below.

Every properly signed voting instruction card will be voted in the manner specified hereon and, in the absence of specification, will be voted FOR the Proposal. If you do not respond, the Company will vote all shares attributable to your contract in proportion to the voting instructions actually received from contract owners.

Date:

PLEASE SIGN, DATE AND RETURN PROMPTLY.

Receipt of Notice of Special Meeting and Prospectus/Proxy Statement is hereby acknowledged.

☐            (Please sign in box)

Sign here exactly as name appear(s) on left.

Joint owners should each sign personally. If only one signs, his or her signature will be binding. If the contract owner is a trust, custodial account or other entity, the name of the trust or the custodial account should be entered and the trustee, custodian, etc. should sign in his or her own name, indicating that he or she is “Trustee,” “Custodian,” or other applicable designation. If the contract owner is a partnership, the partnership should be entered and the partner should sign in his or her own name, indicating that he or she is a “Partner.”

Please fill in box (es) as shown using black or blue ink or number 2 pencil.

PLEASE DO NOT USE FINE POINT PENS.

THE PROPOSAL :

To approve an Agreement and Plan of Reorganization (the “Plan”), by and between The Prudential Series Fund, on behalf of the SP PIMCO Total Return Portfolio (the “Target Portfolio”), and Advanced Series Trust, on behalf of the AST PIMCO Total Return Bond Portfolio (the “Acquiring Portfolio”), and the transactions contemplated thereby, including (i) the transfer of all of the assets of the Target Portfolio to the Acquiring Portfolio and the assumption by the Acquiring Portfolio of all of the liabilities of the Target Portfolio in exchange for full and fractional shares of the Acquiring Portfolio (the “Acquiring Portfolio Shares”), (ii) the distribution of Acquiring Portfolio Shares to the shareholders of the Target Portfolio according to their respective interests in complete liquidation of the Target Portfolio, and (iii) the dissolution of the Target Portfolio as soon as practicable after the Closing, all upon and subject to the terms of the Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THE BOARD OF TRUSTEES OF THE PRUDENTIAL SERIES FUND

RECOMMENDS A VOTE “FOR” THE PROPOSAL